                                                                   Exhibit 10.11
                                                                   -------------

                          PATENT SUBLICENSE AGREEMENT
                          ---------------------------

     THIS PATENT SUBLICENSE AGREEMENT (the "Agreement") is entered into as of the Effective Time by and between Hyundai Electronics Industries Co., Ltd., Hyundai Jeonja Bldg., 66, Jeokseon-dong, Chongro-ku, Seoul, Korea (hereinafter called "Hyundai"), and ChipPAC Limited, Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands (hereinafter called "ChipPAC").

     WHEREAS, Hyundai is a party to that certain Patent License Agreement (the "Motorola License Agreement") dated December 20, 1994, as amended by Hyundai/Motorola Letter Agreements dated January 11, 1995, August 5, 1998 and July 27, 1999, by and between Hyundai and Motorola, Inc., a Delaware corporation ("Motorola");

     WHEREAS, in connection with, and as a condition to the consummation of, the transactions contemplated by that certain Agreement and Plan of Recapitalization and Merger dated March 13, 1999, as amended, by and among Hyundai, Hyundai Electronics America, ChipPAC, Inc. and ChipPAC Merger Corp. (the "Recapitalization Agreement"), Hyundai has agreed to grant to ChipPAC, and ChipPAC desires to receive, a sublicense under the Motorola License Agreement;

     WHEREAS, ChipPAC desires to retain such sublicense under the Motorola License Agreement once ChipPAC ceases to be a subsidiary of Hyundai following the Closing (as defined in the Recapitalization Agreement);

     WHEREAS, ChipPAC also desires the right to sublicense its wholly-owned subsidiaries under the Motorola License Agreement once it ceases to be a subsidiary of Hyundai following the Closing; and

     WHEREAS, Motorola has consented to the grant of such sublicense to ChipPAC as well as the right for ChipPAC to retain such sublicense once it ceases to be a subsidiary of Hyundai and the right for ChipPAC to grant further sublicenses to its wholly-owned subsidiaries once it ceases to be a subsidiary of Hyundai;

     NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                            SECTION 1 - DEFINITIONS
                            -----------------------

     1.1 Subsidiary(ies) means a corporation, company, or other entity which is, now or hereafter, wholly owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     1.2 Semiconductive Material means any material whose conductivity is intermediate to that of metals and insulators at room temperature and whose conductivity, over some temperature range, increases with increases in temperature. Such material shall include but not be limited to refined products, reaction products, reduced products, mixtures and compounds.

     1.3 Integrated Circuit Structure means an integral unit consisting primarily of a plurality of active and/or passive circuit elements associated on, or in, a unitary body of Semiconductive Material for performing electrical or electronic functions and, if provided therewith, such unit includes housing and/or supporting means therefor.

     1.4 Semiconductor Element means a device other than an Integrated Circuit Structure consisting primarily of a body of Semiconductive Material having a plurality of electrodes associated therewith, whether or not said body consists of a single Semiconductive Material or of a multiplicity of such materials, and whether or not said body includes one or more layers or other regions (constituting substantially less than the whole of said body) of a material or materials which are of a type other than Semiconductive Material and, if provided therewith, such device including housing and/or supporting means therefor.

     1.5 Manufacturing Apparatus means as to each party hereto, any instrumentality or aggregate of instrumentalities primarily designed for use in the fabrication of that party's Licensed Products (as hereinafter defined).

     1.6 Circuit(s) means a plurality of active and/or passive elements for generating, receiving, transmitting, storing, transforming or acting in response to an electrical signal.

     1.7 Microprocessor(s) means one or more Integrated Circuit Structures containing functional elements including registers, control logic, decision logic, and input-output circuitry appropriately coupled to interconnections which may include internal buses such as data buses, address buses, or control buses and having a capability of executing temporarily or permanently stored program instructions or microinstructions; and which may also have included on said Integrated Circuit Structures, memory, clocks, input-output interface circuitry, or other electronic functions ordinarily associated with or connected to central processing units.

     1.8 Input-Output Adaptor(s) means one or more Integrated Circuit Structures which are adapted to provide an interface between a Microprocessor and any instrumentality or aggregate of instrumentalities adapted to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle, or utilize any form of information, intelligence or data for business, scientific, control or other purposes, but shall not include such instrumentality or aggregate of instrumentalities, per se.

     1.9 System means one or more Circuit(s) whether or not combined with one or more active and/or passive elements for performing electrical or electronic functions, whether or not a housing and/or supporting means for said circuitry is included.

     1.10 Electrical Method means a method or steps for using Circuit(s) or System(s), whether or not combined with one or more active and/or passive element(s), for performing electrical or electronic function(s).

     1.11 Motorola Patents shall have the same meaning ascribed to such term in the Motorola License Agreement.

     1.12 ChipPAC Patents means all classes or types of patents, utility models, design patents and applications of the aforementioned of all countries of the world which, prior to the date of expiration or termination of the Motorola License Agreement are:

          (i) issued, published or filed, and which arise out of inventions made solely by one or more employees of ChipPAC, or

          (ii) are acquired by ChipPAC;

and under which and to the extent to which and subject to the conditions under which ChipPAC may have, as of the Effective Time of this Agreement, or may thereafter during the term of this Agreement acquire, the right to grant licenses or rights of the scope granted herein without the payment of royalties or other consideration to third persons, except for payments to third persons
(a) for inventions made by said third persons while engaged by ChipPAC and (b) as consideration for the acquisition of such patents, utility models, design patents and applications.

     1.13 Subsidiary Patents means all classes or types of patents, utility models, design patents and applications of the aforementioned of all countries of the world which, prior to the date of expiration or termination of the Motorola License Agreement are:

          (i) issued, published or filed, and which arise out of inventions made solely by one or more employees of a sublicensed ChipPAC Subsidiary, or

          (ii) are acquired by a sublicensed ChipPAC Subsidiary;

and under which and to the extent to which and subject to the conditions under which such sublicensed ChipPAC Subsidiary may have, as of the effective date of such sublicense from ChipPAC, or may thereafter during the term of such sublicense acquire, the right to grant licenses or rights of the scope granted herein without the payment of royalties or other consideration to third persons, except for payments to third persons
(a) for inventions made by said third persons while engaged by such sublicensed ChipPAC Subsidiary and (b) as consideration for the acquisition of such patents, utility models, design patents and applications.

     1.14 Licensed Motorola Product(s) or Licensed ChipPAC Product(s), as the case may be, means any one or more of the following items, to the extent they are covered by one or more claims of the ChipPAC Patents, the Subsidiary Patents or the Motorola Patents, as applicable, whether or not an item is incorporated in more comprehensive equipment:

     1.14.1 Semiconductive Material(s);

     1.14.2 Integrated Circuit Structure(s);

     1.14.3 Semiconductor Element(s);

     1.14.4 Circuit(s);

     1.14.5 System(s);

     1.14.6 Circuit(s) and System(s) employing an Electrical Method(s);

     1.14.7 Microprocessor(s); and

     1.14.8 Input-Output Adaptors.

     1.15 Licensed Product(s), when used alone, means Licensed Motorola Product(s) and/or Licensed ChipPAC Product(s), as the case may be.

     1.16 ChipPAC Korea means ChipPAC Korea Company Ltd., a corporation incorporated under the laws of the Republic of Korea.

     1.17 ChipPAC Shanghai means, collectively, Hyundai Electronics (Shanghai) Company Ltd. (in process of changing its name to ChipPAC (Shanghai) Company Limited) and ChipPAC Assembly & Test (Shanghai) Co., Ltd., each a company limited and a wholly foreign owned entity under the laws of the People's Republic of China.

     1.18 Effective Time means the moment of time immediately prior to the Closing.

     1.19 Closing shall have the same meaning ascribed to such term in the Recapitalization Agreement.

              SECTION 2 - RIGHTS AND OBLIGATIONS PRIOR TO CLOSING
              ---------------------------------------------------

     2.1  In accordance with Section 3.7 of the Motorola License Agreement as
                             -----------
modified by that certain letter agreement between Hyundai and Motorola dated July 27, 1999, beginning as of the Effective Time and continuing for so long as ChipPAC remains a Hyundai subsidiary (as defined in the Motorola License Agreement):

          2.1.1. Hyundai extends to ChipPAC, for any time prior to the Effective Time, Motorola's release, acquittal and discharge from any and all claims or liability for infringement or alleged infringement of any Motorola Patents under which a license or a right has been granted by Motorola to or for Hyundai pursuant to the Motorola License Agreement; and

          2.1.2.  Hyundai grants to ChipPAC, subject to the provisions of
Section 2.2 hereof, a non-exclusive, royalty-free, non-transferable sublicense
-----------
throughout the world under the Motorola Patents, without the right to sublicense;

                  (a) to make (including to make for others, whether or not of their design), use, lease, sell, or otherwise dispose of, but not to have made, Licensed ChipPAC Products of the same or similar type as those made, used, leased, sold or otherwise disposed of by ChipPAC, Inc., ChipPAC Korea or ChipPAC Shanghai in the conduct of their business prior to the Effective Time, and to practice any process or method involved in the manufacture or use thereof, and

                  (b) to make, use and have made Manufacturing Apparatus of the same or similar type as that made or used by ChipPAC, Inc., ChipPAC Korea or ChipPAC Shanghai in the conduct of their business prior to the Effective Time, and to practice any process or method involved in the use thereof, and

                  (c)  to assemble for itself and for others the items listed in
Section 1.14, to the extent such items are of the same or similar type as those
------------
items assembled by ChipPAC, Inc., ChipPAC Korea or ChipPAC Shanghai in the conduct of their business prior to the Effective Time; and

          2.1.3. Hyundai extends to users of Licensed ChipPAC Products which are imported, sold, leased or otherwise disposed of by ChipPAC, not in contravention of the sublicense herein granted to ChipPAC, Motorola's grant of a worldwide, non-exclusive and royalty-free immunity from suit under the Motorola Patents, covering the use, whether direct or contributory, during the term of this Agreement of such Licensed ChipPAC Products, provided that such royalty-free immunity for the user shall extend only under those Motorola Patents sublicensed by Hyundai hereunder and only to the use or sale of those particular Licensed ChipPAC Products which the user obtained from ChipPAC, Inc. or one of its Subsidiaries; and

          2.1.4. ChipPAC consents to extend the definition of Hyundai Patents in Section 1.13 of the Motorola License Agreement to include inventions made by employees of ChipPAC.

     2.2  Notwithstanding the provisions of Section 2.1.2 or 3.1.1 hereof, in no
                                            ----------------------
event shall the sublicense granted to ChipPAC include the right to make, use, or sell any product (i) which is object code compatible or upward object code compatible with or which substantially utilizes the instruction set of or which is substantially compatible with the programmer's model of, any Microprocessor product designed and sold by Motorola or based on such a product; or which is substantially compatible with the register set of any Input-Output Adapter product designed and sold by Motorola, including but not limited to the products of 65XX, M68XX, M68XXX, M1468XX, M68HCXX, M683XX, M88XXX, DSP56XXX, or DSP96XXX families of Microprocessors and Input-Output Adaptors, or RISC products based on the POWER and POWER PC architectures, or (ii) which incorporate such Microprocessor or Input-Output Adaptor products as elements of their structure; or (iii) which is substantially the same, in layout, architecture and/or circuit design, to any product designed and sold by Motorola. However, ChipPAC shall have the right, subject to all copyright and mask work rights owned or controlled by Motorola and subject to the above limitations of this Section, to develop and manufacture original designs of products performing substantially the same functions as any Motorola Microprocessor, Input-Output Adaptor, or other Circuit or Semiconductor Element products.

             SECTION 3 - RIGHTS AND OBLIGATIONS FOLLOWING CLOSING
             ----------------------------------------------------

     3.1 In accordance with the Motorola License Agreement as modified by that certain letter agreement between Hyundai and Motorola dated July 27, 1999, immediately following the Closing and continuing throughout the term of the Motorola License Agreement:

          3.1.1. ChipPAC shall retain, and Hyundai shall continue to grant to ChipPAC, a non-exclusive, royalty-free, non-transferable sublicense throughout the world under the Motorola Patents, with the additional right for ChipPAC to grant sublicenses thereunder only to its Subsidiaries:

                  (a) to make (including to make for others, whether or not of their design), use, lease, sell, or otherwise dispose of, but not to have made, Licensed ChipPAC Products of the same or similar type as those made, used, leased, sold or otherwise disposed of by ChipPAC, Inc., ChipPAC Korea or ChipPAC Shanghai in the conduct of their business prior to the Effective Time, and to practice any process or method involved in the manufacture or use thereof, and

                  (b) to make, use and have made Manufacturing Apparatus of the same or similar type as that made or used by ChipPAC, Inc., ChipPAC Korea or ChipPAC Shanghai in the conduct of their business prior to the Effective Time, and to practice any process or method involved in the use thereof, and

                  (c)  to assemble for itself and for others the items listed in
Section 1.14, to the extent such items are of the same or similar type as those
------------
items assembled by ChipPAC, Inc., ChipPAC Korea or ChipPAC Shanghai in the conduct of their business prior to the Effective Time; and

          3.1.2. Users of Licensed ChipPAC Products shall retain, and Hyundai shall continue to extend to users of Licensed ChipPAC Products which are imported, sold, leased or otherwise disposed of by ChipPAC not in contravention of the sublicense herein granted to ChipPAC, Motorola's grant of a worldwide, non-exclusive and royalty-free immunity from suit under the Motorola Patents, covering the use, whether direct or contributory, during the term of this Agreement of such Licensed ChipPAC Products, provided that such royalty-free immunity for the user shall extend only under those Motorola Patents sublicensed by Hyundai hereunder and only to the use or sale of those particular Licensed ChipPAC Products which the user obtained from ChipPAC, Inc. or one of its Subsidiaries; and

          3.1.3. ChipPAC and its sublicensed Subsidiaries release, acquit and forever discharge Motorola for any time prior to the Closing from any and all claims or liability for infringement or alleged infringement of any ChipPAC Patents or Subsidiary Patents under which a license or a right was granted by Hyundai to or for Motorola pursuant to the Motorola License Agreement; and

          3.1.4. ChipPAC and its sublicensed Subsidiaries grant to Motorola a non-exclusive, royalty-free, non-transferable license (without the right to sublicense) throughout the world under the ChipPAC Patents and Subsidiary
Patents:

                  (a) to make (including to make for others, whether or not of their design), use, lease, sell, or otherwise dispose of, but not to have made, Licensed Motorola Products and to practice any process or method involved in the manufacture or use thereof, and

                  (b) to make, use and have made Manufacturing Apparatus and to practice any process or method involved in the use thereof, and

                  (c)  to assemble for itself and for others the items listed in
Section 1.14; and
------------

          3.1.5. ChipPAC and its sublicensed Subsidiaries grant to the users of Licensed Motorola Products which are imported, sold, leased or otherwise disposed of by Motorola, not in contravention of the license granted by ChipPAC and its sublicensed Subsidiaries herein to Motorola, a worldwide, non-exclusive and royalty-free immunity from suit under the ChipPAC Patents and Subsidiary Patents, covering the use, whether direct or contributory, during the term of this Agreement of such Licensed Motorola Products, provided that such royalty-free immunity for the user shall extend only under those ChipPAC Patents and Subsidiary Patents licensed by

ChipPAC and its sublicensed Subsidiaries hereunder and only to the use or sale of those particular Licensed Motorola Products which the user obtained from Motorola.

     3.2 It is understood and agreed that the rights granted pursuant to Sections 3.1.1 and 3.1.2 hereof extend only to ChipPAC and its sublicensed
------------------------
Subsidiaries and may not be assigned or transferred by ChipPAC or its sublicensed Subsidiaries without the consent of Motorola. It is further understood and agreed that (i) in the event ChipPAC or any of its sublicensed Subsidiaries are acquired by or acquire, directly or indirectly, another entity or part thereof, the rights granted to ChipPAC or such sublicensed Subsidiary, as applicable, shall not inure to such acquiring or acquired, as applicable, entity and (ii) the rights granted to ChipPAC and its sublicensed Subsidiaries pursuant to Sections 3.1.1 and 3.1.2 hereof shall extend to any industry-normal
            ------------------------
growth experienced by ChipPAC and such sublicensed Subsidiaries.

               SECTION 4 - TERM, TERMINATION, AND ASSIGNABILITY
               ------------------------------------------------

     4.1 The term of this Agreement shall be from the Effective Time until expiration or termination of the Motorola License Agreement.

     4.2 In the event Hyundai, in its sole discretion, seeks to extend, modify, renew or amend the rights, releases and grants of the Motorola License Agreement prior to its expiration on December 31, 2002, Hyundai shall use commercially reasonable efforts to obtain the right from Motorola to grant ChipPAC a sublicense (with the right for ChipPAC to grant sublicenses to its Subsidiaries) under such extension, modification, amendment or renewal, subject to the following:

          4.2.1. Upon being notified in writing that Hyundai has elected to seek a renewal, extension, modification or amendment of the Motorola License Agreement, ChipPAC shall confirm in writing within ten (10) business days of such notification that ChipPAC is interested in pursuing a sublicense thereunder.

          4.2.2. In connection with Motorola permitting a sublicense to ChipPAC and its Subsidiaries, ChipPAC and its Subsidiaries shall allow Hyundai to grant Motorola a license consistent with the scope of Section 3.1 of the Motorola
                                                -----------
License Agreement under any patents of ChipPAC or its Subsidiaries issued, owned, controlled or pending throughout the world during the term of such extension, renewal, amendment or modification of the Motorola License Agreement.

          4.2.3. In the event the Motorola License Agreement is extended, renewed, amended or otherwise modified to extend all or a portion of the rights granted therein, and Hyundai is permitted to grant ChipPAC a sublicense thereunder, at the option of ChipPAC this Agreement may be extended, renewed, amended or modified consistent therewith.

          4.2.4. In the event Hyundai obtains the right to sublicense ChipPAC and its Subsidiaries and such extended, renewed, amended or modified Motorola License Agreement requires payment by Hyundai to Motorola, ChipPAC's payment obligation under such sublicense shall be prorated in a commercially reasonable manner as agreed between ChipPAC and Hyundai.

     4.3  Except as otherwise provided in Section 3.2 of this Agreement, the
                                          -----------
rights and privileges provided for in this Agreement may be assigned or transferred by either party only with the prior written consent of the other party, which consent shall not be unreasonably withheld, and with the authorization or approval of any governmental authority as then may be required; provided, however, that no such consent shall be required to assign or transfer
--------  -------
to a successor in ownership of all or substantially all of the assets of the assigning or transferring party; provided, further, that such successor, before
                                 --------  -------
such assignment or transfer is effective, shall expressly assume in writing to the other party the performance of all of the terms and conditions of the assigning or transferring party.

                     SECTION 5 - MISCELLANEOUS PROVISIONS
                     ------------------------------------

     5.1 Each of the parties hereto represents and warrants that it has the right to grant to or for the benefit of the other or Motorola the releases, rights and licenses granted hereunder in Sections 2 and 3.
                                         ----------------

     5.2 Each of Hyundai and ChipPAC hereby covenant and agree not to do or fail to do any act or thing that would cause the Motorola License Agreement to be terminated prior to its expiration on December 31, 2002.

     5.3  Nothing contained in this Agreement shall be construed as:

          5.3.1. restricting the right of Hyundai or Motorola or any of their Subsidiaries to make use, sell, lease or otherwise dispose of any particular product or products not herein licensed;

          5.3.2. restricting the right of ChipPAC or any of its Subsidiaries to make, use, sell, lease or otherwise dispose of any particular product or products not herein licensed;

          5.3.3. an admission by ChipPAC of, or a warranty or representation by Hyundai as to, the validity and/or scope of the Motorola Patents, or a limitation on ChipPAC to contest, in any proceeding, the validity and/or scope thereof;

          5.3.4. an admission by Hyundai of, or a warranty or representation by ChipPAC as to, the validity and/or scope of the ChipPAC Patents, or a limitation on Hyundai to contest, in any proceeding, the validity and/or scope thereof;

          5.3.5. conferring any license or other right, by implication, estoppel or otherwise, under any patent application, patent or patent right, except as herein expressly granted under the Motorola Patents, the ChipPAC Patents and the Subsidiary Patents;

          5.3.6. conferring any license or right with respect to any trademark, trade or brand name, or corporate name of either party or Motorola or any of their respective Subsidiaries, or any other name or mark, or contraction, abbreviation or simulation thereof;

          5.3.7. imposing on Motorola or Hyundai any obligation to institute any suit or action for infringement of any Motorola Patents, or to defend any suit or action brought by a third party which challenges or concerns the validity of any Motorola Patents which are the subject of this Agreement;

          5.3.8. imposing upon ChipPAC any obligation to institute any suit or action for infringement of any ChipPAC Patents or Subsidiary Patents, or to defend any suit or action brought by a third party which challenges or concerns the validity of any ChipPAC Patents or Subsidiary Patents which are the subject of this Agreement;

          5.3.9. a warranty or representation by Motorola or Hyundai that any manufacture, use, sale, lease or other disposition of Licensed ChipPAC Products will be free from infringement of any patent other than the Motorola Patents which are the subject of this Agreement;

          5.3.10. a warranty or representation by ChipPAC that any manufacture, use, sale, lease or other disposition of Licensed Motorola Products will be free from infringement of any patent other than the ChipPAC Patents which are the subject of this Agreement;

          5.3.11. imposing on either party any obligation to file any patent application or to secure any patent or maintain any patent in force; or

          5.3.12. an obligation on either party to furnish any manufacturing or technical information under this Agreement except as the same is specifically provided for herein.

     5.4 No license under any copyrights or mask work rights of Motorola, ChipPAC or any sublicensed ChipPAC Subsidiary are granted under this Agreement.

     5.5 No express or implied waiver by either of the parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

     5.6 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto shall be subject to all laws, both present and future, of any

Government having jurisdiction over either party hereto, and to orders or regulations of any such Government, or any department, agency, or court thereof, and acts of war, acts of public enemies, strikes, or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties, and the parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, regulation, or contingency but only so long as said law, order, regulation or contingency continues.

     5.7 The captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the parties under this Agreement.

     5.8 This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications to be made or given pursuant to this Agreement shall be in the English language.

     5.9 This Agreement and the performance of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.

     5.10 If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision shall not be affected, and such invalid term, clause, or provision shall be deemed deleted from this Agreement.

     5.11 This Agreement sets forth the entire Agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound to any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the party to be bound thereby.

     5.12 The parties hereto shall keep this Agreement confidential and shall not now or hereafter divulge this Agreement or any part thereof to any third party except:

          5.12.1.  with the prior written consent of the other party; or

          5.12.2. to any governmental body having jurisdiction to request and to read the same; or

          5.12.3.  as otherwise may be required by law or legal processes; or

          5.12.4.  to legal counsel representing either party; or

           5.12.5.  in connection with either party's debt or equity financing;
or

           5.12.6.  to Motorola.

     5.13. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in the United States, Korea or the British Virgin Islands, or sent by reputable overnight courier, addressed as follows:

          If to Hyundai:
          -------------

          Hyundai Electronics Industries Co., Ltd.
          10/th/ Floor
          Hyundai Jeonja Building
          66 Jeokseon-dong, Jongro-ku
          Seoul, Korea
          Attention: Senior Manager, Patent Department

          If to ChipPAC:
          -------------

          ChipPAC Limited
          Craigmuir Chambers
          P.O. Box 71
          Road Town
          Tortola, British Virgin Islands
          Attention: Resident Director

          with a copy to:

          ChipPAC, Inc.
          3151 Coronado Drive
          Santa Clara, California 95054
          Attention: President

          5.13.1. The date of receipt of such a notice shall be the date for the commencement of the running of the period provided for in such notice, or the date at which such notice takes effect, as the case may be.

     5.14 This Agreement may be executed in counterparts, all of which together shall constitute one and the same Agreement.

                           *     *     *     *     *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate.


Hyundai Electronics Industries Co., Ltd        ChipPAC Limited

By: /s/ D.S. Chung                             By: /s/ Richard Parsons
    -----------------------------------            ---------------------------

Name: D.S. Chung                               Name: Richard Parsons
      ---------------------------------              -------------------------

Title: Director                                Title: Director
       --------------------------------               ------------------------

Date: August 4, 1999                           Date: August 4, 1999
      ---------------------------------              -------------------------